Exhibit 99.1

TransDigm Group Reports Fiscal 2024 Fourth Quarter and Year-End Results

Cleveland, Ohio, November 7, 2024/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter ended September 30, 2024.
Fourth quarter highlights include:
•Net sales of $2,185 million, up 18% from $1,852 million in the prior year's quarter;
•Net income of $468 million, up 13% from the prior year's quarter;
•Earnings per share of $5.80;
•EBITDA As Defined of $1,149 million, up 19% from $963 million in the prior year's quarter;
•EBITDA As Defined margin of 52.6%; and
•Adjusted earnings per share of $9.83, up 22% from $8.03 in the prior year's quarter.
Fiscal 2024 highlights include:
•Net sales of $7,940 million, up 21% from $6,585 million in the prior fiscal year;
•Net income of $1,715 million, up 32% from the prior fiscal year;
•Earnings per share of $25.62, up 16% from the prior fiscal year;
•EBITDA As Defined of $4,173 million, up 23% from $3,395 million in the prior fiscal year;
•EBITDA As Defined margin of 52.6%; and
•Adjusted earnings per share of $33.99, up 32% from $25.84 in the prior fiscal year.

Quarter-to-Date Results
Net sales for the quarter increased 18.0%, or $333 million, to $2,185 million from $1,852 million in the comparable quarter a year ago. Organic sales growth as a percentage of net sales was 12.2%.
Net income for the quarter increased $54 million, or 13.0%, to $468 million from $414 million in the comparable quarter a year ago. The increase in net income primarily reflects the increase in net sales described above and the application of our value-driven operating strategy. The increase was partially offset by higher interest expense, non-cash stock and deferred compensation expense, and acquisition transaction and integration-related expenses.
GAAP earnings per share were reduced in the quarter by $2.27 per share as a result of dividend equivalent payments accrued in the fourth quarter related to the $75.00 per share dividend declared on September 19, 2024 and paid on October 18, 2024. No dividend equivalent payments were made during the fourth quarter of fiscal 2023.
Adjusted net income for the quarter increased 23.9% to $570 million, or $9.83 per share, from $460 million, or $8.03 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 14.3% to $1,041 million from $911 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 19.3% to $1,149 million compared with $963 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 52.6% compared with 52.0% in the comparable quarter a year ago.
Acquisition Activity
As previously reported on July 31, 2024, TransDigm completed the acquisition of Raptor Scientific. Raptor Scientific is a leading global manufacturer of complex test and measurement solutions primarily serving the aerospace and defense end markets.
Financing Activity
On September 19, 2024, the Company completed the issuance of $3,000 million in new senior secured debt. The new senior secured debt issued included $1,500 million in 6.00% senior secured notes maturing January 15, 2033 and $1,500 million in Tranche L term loans maturing January 19, 2032. The Tranche L terms loans bear interest at Term Secured Overnight Financing Rate ("SOFR") plus 2.50%.

Special Dividend Activity
During the quarter, on September 19, 2024, concurrently with the $3,000 million issuance of new senior secured debt (described above), the Company’s Board of Directors authorized and declared a special cash dividend of $75.00 on each outstanding share of common stock and cash dividend equivalent payments on eligible vested options outstanding under its stock option plans. Total cash payments, funded by the combination of the $3,000 million in new senior secured debt and existing cash on hand, related to the special dividend and dividend equivalents were approximately $4,348 million. These payments were made on October 18, 2024.

Year-to-Date Results
Fiscal 2024 net sales increased 20.6%, or $1,355 million, to $7,940 million from $6,585 million in fiscal 2023. Organic sales growth as a percentage of net sales for fiscal 2024 was 16.2%.
Fiscal 2024 net income increased $416 million, or 32.0%, to $1,715 million from $1,299 million in fiscal 2023. The increase in net income primarily reflects the increase in net sales described above and the application of our value-driven operating strategy. The increase was partially offset by higher interest expense, income tax expense, non-cash stock and deferred compensation expense, and acquisition transaction and integration-related expenses.
GAAP earnings per share were reduced in fiscal 2024 and 2023 by $4.02 per share and $0.67 per share, respectively, as a result of dividend equivalent payments accrued or made during each year. As a reminder, GAAP earnings per share are reduced when TransDigm makes dividend equivalent payments pursuant to its stock option plans. These dividend equivalent payments are made during TransDigm's first fiscal quarter each year and also upon payment of any special dividends.
Fiscal 2024 adjusted net income increased 33.1% to $1,966 million, or $33.99 per share, from $1,477 million, or $25.84 per share, in fiscal 2023.
Fiscal 2024 EBITDA increased 21.1% to $3,813 million from $3,148 million in fiscal 2023. EBITDA As Defined for fiscal 2024 increased 22.9% to $4,173 million compared with $3,395 million in fiscal 2023. EBITDA As Defined as a percentage of net sales for fiscal 2024 was 52.6% compared with 51.6% in fiscal 2023.

"I am very pleased with our team's performance and the overall operating results for the fourth quarter and full year of fiscal 2024," stated Kevin Stein, TransDigm Group's President and Chief Executive Officer. "The strong fourth quarter performance resulted in surpassing the high end of our most recently issued fiscal 2024 revenue guidance and EBITDA As Defined margin guidance. Our EBITDA As Defined margin for the quarter was 52.6%, up approximately 60 basis points from the comparable prior year period. Excluding the results related to the 2024 acquisitions of SEI Industries, the CPI Electron Device Business and Raptor Scientific, our fourth quarter EBITDA As Defined margin was approximately 53.7%.
During the course of the past six months, we have deployed approximately $6.5 billion of capital across three acquisitions – SEI Industries, the CPI Electron Device Business and Raptor Scientific, and a special dividend of $75 per share. The payout of this dividend in October 2024 still leaves us with significant liquidity and financial flexibility to address any likely range of capital requirements or other opportunities. As you know, we are continuously evaluating our capital allocation options and we were pleased to return this capital to our shareholders.
As always, we remain committed to our operating strategy, value drivers and the effective management of our cost structure. We look forward to the opportunity to continue creating value for our shareholders as we move into our fiscal 2025."
Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined; and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.
Fiscal 2025 Outlook
Mr. Stein stated, “We are issuing full year fiscal 2025 guidance today, which reflects our current expectations for the year. We were very pleased to see the further recovery of our commercial markets in our fiscal 2024, alongside strong growth in the defense market. We expect continued growth in each of our primary end markets – commercial OEM, commercial aftermarket and defense – in our fiscal 2025." The commercial OEM guidance contains an appropriate level of risk around the expected OEM production build rates for fiscal 2025.
TransDigm now expects fiscal 2025 financial guidance to be as follows:
•Net sales are anticipated to be in the range of $8,750 million to $8,950 million compared with $7,940 million in fiscal 2024, an increase of 11.5% at the midpoint;
•Net income is anticipated to be in the range of $1,887 million to $1,999 million compared with $1,715 million in fiscal 2024, an increase of 13.3% at the midpoint;
•Earnings per share is expected to be in the range of $31.47 to $33.39 per share based upon weighted average shares outstanding of 58.4 million shares, compared with $25.62 per share in fiscal 2024, which is an increase of 26.6% at the midpoint;
•EBITDA As Defined is anticipated to be in the range of $4,615 million to $4,755 million compared with $4,173 million in fiscal 2024, an increase of 12.3% at the midpoint (corresponding to an EBITDA As Defined margin guide of approximately 52.9% for fiscal 2025);
•Adjusted earnings per share is expected to be in the range of $35.36 to $37.28 per share compared with $33.99 per share in fiscal 2024, an increase of 6.9% at the midpoint; and

•Fiscal 2025 outlook is based on the following market growth assumptions:
◦Commercial OEM revenue growth in the mid single-digit percentage range;
◦Commercial aftermarket revenue growth in the high single-digit to low double-digit percentage range; and
◦Defense revenue growth in the high single-digit percentage range.
Please see the attached Table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance midpoint estimated for the fiscal year ending September 30, 2025.
Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on November 7, 2024, beginning at 11:00 a.m., Eastern Time. To join the call telephonically, please register for the call at https://register.vevent.com/register/BI279b1e1fe9f9480c909dd3b91c00c4db. Once registered, participants will receive the dial-in information and a unique pin to access the call. The dial-in information and unique pin will be sent to the email used to register for the call. The unique pin is exclusive to the registrant and can only be used by one person at a time. A live audio webcast of the call can also be accessed online at https://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems, specialized flight, wind tunnel and jet engine testing services and equipment, electronic components used in the generation, amplification, transmission and reception of microwave signals, and complex testing and instrumentation solutions.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items recorded as corporate expenses, including non-cash compensation charges incurred in connection with TransDigm Group's stock incentive or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. Acquisition transaction and integration-related expenses represent costs incurred to integrate acquired businesses into TD Group’s operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, non-cash compensation charges incurred in connection with TransDigm Group's stock incentive or deferred compensation plans, foreign currency gains and losses, acquisition-integration costs, acquisition transaction-related expenses, and refinancing costs. EBITDA As Defined margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total outstanding shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under U.S. GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with U.S. GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements, necessary to service interest payments on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2025 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; supply chain constraints; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; failure to complete or successfully integrate acquisitions; our indebtedness; current and future geopolitical or other worldwide events, including, without limitation, wars or conflicts and public health crises; cybersecurity threats; risks related to the transition or physical impacts of climate change and other natural disasters or meeting sustainability-related voluntary goals or regulatory requirements; our reliance on certain customers; the United States (“U.S.”) defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; risks related to changes in laws and regulations, including increases in compliance costs; potential environmental liabilities; liabilities arising in connection with litigation; risks and costs associated with our international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s most recent Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 1
SEPTEMBER 30, 2024 AND SEPTEMBER 30, 2023
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
NET SALES	$2,185	$1,852	$7,940	$6,585
COST OF SALES	927	761	3,268	2,743
GROSS PROFIT	1,258	1,091	4,672	3,842
SELLING AND ADMINISTRATIVE EXPENSES	264	202	980	780
AMORTIZATION OF INTANGIBLE ASSETS	51	33	161	139
INCOME FROM OPERATIONS	943	856	3,531	2,923
INTEREST EXPENSE—NET	343	292	1,286	1,164
REFINANCING COSTS	(1)	15	58	56
OTHER INCOME	(4)	—	(28)	(13)
INCOME FROM OPERATIONS BEFORE INCOME TAXES	605	549	2,215	1,716
INCOME TAX PROVISION	137	135	500	417
NET INCOME	468	414	1,715	1,299
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	(1)	(1)
NET INCOME ATTRIBUTABLE TO TD GROUP	$468	$414	$1,714	$1,298
NET INCOME APPLICABLE TO TD GROUP COMMON STOCKHOLDERS	$336	$414	$1,481	$1,260

Earnings per share attributable to TD Group common stockholders:
Earnings per share—Basic and diluted	$5.80	$7.23	$25.62	$22.03
Cash dividends declared per common share	$75.00	$—	$110.00	$—

Weighted-average shares outstanding:
Basic and diluted	58.0	57.3	57.8	57.2

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
EBITDA, EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 2
SEPTEMBER 30, 2024 AND SEPTEMBER 30, 2023
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net Income	$468	$414	$1,715	$1,299
Adjustments:
Depreciation and amortization expense	93	70	312	268
Interest expense-net	343	292	1,286	1,164
Income tax provision	137	135	500	417
EBITDA	1,041	911	3,813	3,148
Adjustments:
Acquisition transaction and integration-related expenses (1)	28	6	70	18
Non-cash stock and deferred compensation expense (2)	59	26	217	157
Refinancing costs (3)	(1)	15	58	56
Other, net (4)	22	5	15	16
Gross Adjustments to EBITDA	108	52	360	247
EBITDA As Defined	$1,149	$963	$4,173	$3,395
EBITDA As Defined, Margin (5)	52.6%	52.0%	52.6%	51.6%

(1)
Represents costs incurred to integrate acquired businesses into TD Group’s operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses.

(2)	Represents the compensation expense recognized by TD Group under our stock incentive plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)
Primarily represents foreign currency transaction (gains) or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation payments and other miscellaneous (income) expense.

(5)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF REPORTED
EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 3
SEPTEMBER 30, 2024 AND SEPTEMBER 30, 2023
(Amounts in millions, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Reported Earnings Per Share
Net income	$468	$414	$1,715	$1,299
Less: Net income attributable to noncontrolling interests	—	—	(1)	(1)
Net income attributable to TD Group	468	414	1,714	1,298
Less: Dividends declared or paid on participating securities	(132)	—	(233)	(38)
Net income applicable to TD Group common stockholders—basic and diluted	$336	$414	$1,481	$1,260
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	56.2	55.3	55.8	54.9
Vested options deemed participating securities	1.8	2.0	2.0	2.3
Total shares for basic and diluted earnings per share	58.0	57.3	57.8	57.2
Earnings per share—basic and diluted	$5.80	$7.23	$25.62	$22.03
Adjusted Earnings Per Share
Net income	$468	$414	$1,715	$1,299
Gross Adjustments to EBITDA	108	52	360	247
Purchase accounting backlog amortization	8	—	13	4
Tax adjustment (1)	(14)	(6)	(122)	(73)
Adjusted net income	$570	$460	$1,966	$1,477
Adjusted diluted earnings per share under the two-class method	$9.83	$8.03	$33.99	$25.84
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from net income attributable to TD Group	$5.80	$7.23	$25.62	$22.03
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	2.27	—	4.02	0.67
Acquisition transaction and integration-related expenses	0.49	0.08	1.10	0.28
Non-cash stock and deferred compensation expense	0.81	0.35	2.85	2.07
Refinancing costs	(0.01)	0.20	0.76	0.74
Tax adjustment on income from operations before taxes (1)	0.18	0.11	(0.56)	(0.18)
Other, net	0.29	0.06	0.20	0.23
Adjusted earnings per share	$9.83	$8.03	$33.99	$25.84

(1)
For the thirteen week periods and fiscal years ended September 30, 2024 and 2023, the Tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate, as well as the impact on the effective tax rate when excluding the excess tax benefits on stock option exercises. Stock compensation expense is excluded from adjusted net income and therefore we have excluded the impact that the excess tax benefits on stock option exercises have on the effective tax rate for determining adjusted net income.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITIES TO EBITDA, EBITDA AS DEFINED
FOR THE FISCAL YEARS ENDED		Table 4
SEPTEMBER 30, 2024 AND SEPTEMBER 30, 2023
(Amounts in millions)
(Unaudited)
	Fiscal Years Ended
	September 30, 2024	September 30, 2023
Net cash provided by operating activities	$2,045	$1,375
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions and sales of businesses	272	415
Interest expense-net (1)	1,246	1,123
Income tax provision-current	490	414
Loss contract amortization	35	34
Non-cash stock and deferred compensation expense (2)	(217)	(157)
Refinancing costs (3)	(58)	(56)
EBITDA	3,813	3,148
Adjustments:
Acquisition transaction and integration-related expenses (4)	70	18
Non-cash stock and deferred compensation expense (2)	217	157
Refinancing costs (3)	58	56
Other, net (5)	15	16
EBITDA As Defined	$4,173	$3,395

(1)	Represents interest expense, net of interest income, excluding the amortization of debt issuance costs and premium and discount on debt.

(2)	Represents the compensation expense recognized by TD Group under our stock incentive plans and deferred compensation plans.

(3)	Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(4)
Represents costs incurred to integrate acquired businesses into TD Group’s operations; facility relocation costs and other acquisition-related costs; transaction and valuation-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses; and amortization expense of inventory step-up recorded in connection with the purchase accounting of acquired businesses.

(5)
Primarily represents foreign currency transaction (gains) or losses, payroll withholding taxes related to dividend equivalent payments and stock option exercises, non-service related pension costs, deferred compensation payments and other miscellaneous (income) expense.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in millions)
(Unaudited)
	September 30, 2024	September 30, 2023
Cash and cash equivalents	$6,261	$3,472
Trade accounts receivable—Net	1,381	1,230
Inventories—Net	1,876	1,616
Current portion of long-term debt	98	71
Short-term borrowings—trade receivable securitization facility	486	349
Accounts payable	323	305
Dividends payable	4,216	—
Accrued and other current liabilities	1,216	854
Long-term debt	24,296	19,330
Total TD Group stockholders’ deficit	(6,290)	(1,984)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS PER
SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MIDPOINT
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2025	Table 6
(Amounts in millions, except per share amounts)
(Unaudited)
GUIDANCE MIDPOINT
Fiscal Year Ended September 30, 2025
Net Income	$1,943
Adjustments:
Depreciation and amortization expense	380
Interest expense-net	1,540
Income tax provision	616
EBITDA	4,479
Adjustments:
Acquisition transaction-related expenses and adjustments (1)	30
Non-cash stock and deferred compensation expense (1)	180
Other, net (1)	(4)
Gross Adjustments to EBITDA	206
EBITDA As Defined	$4,685
EBITDA As Defined Margin (1)	52.9%

Earnings per share	$32.43
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	0.83
Acquisition transaction-related expenses and adjustments	0.76
Non-cash stock and deferred compensation expense	2.35
Other, net	(0.05)
Adjusted earnings per share	$36.32

Weighted-average shares outstanding	58.4

(1)	Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.